Exhibit 4.2

PRECISION CASTPARTS CORP.

AND THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 9, 2003

SECOND SUPPLEMENTAL INDENTURE, dated as of December 9, 2003, among Precision Castparts Corp., a corporation duly organized and existing under the laws of the State of Oregon (herein called the “Company”), having its principal office at 4650 S.W. Macadam Avenue, Suite 440, Portland, Oregon, each of the Restricted Subsidiaries listed on Schedule A and their respective successors and assigns (the “Subsidiary Guarantors”) and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A., a national banking corporation, which was the successor in interest to The First National Bank of Chicago, a national banking association (herein called the “Trustee”), as Trustee under the Indenture, dated as of December 17, 1997 between the Company and the Trustee (the “Original Indenture”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of the Original Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Original Indenture;

WHEREAS, the Company has heretofore issued (i) its 6.75% Notes due December 15, 2007, and (ii) its 8.75% Senior Notes due 2005, which Senior Notes were exchanged in a transaction registered under the Securities Act of 1933 for the Company’s 8.75% Senior Notes due 2005 under the Original Indenture;

WHEREAS, the Company and the Trustee entered into a First Supplemental Indenture dated as of June 30, 2001 (the “First Supplemental Indenture”) to reconcile an inconsistency between Section 1008 and Section 1010 of the Original Indenture;

WHEREAS, Section 301 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture;

WHEREAS, Section 901 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities, and when authorized by a Board Resolution, for certain purposes stated therein, including to establish the form or terms of Securities of any series;

WHEREAS, the Company and the Subsidiary Guarantors have requested the Trustee to join with them in the execution and delivery of this Second Supplemental Indenture in order to supplement the Original Indenture and the First Supplemental Indenture by, among other things, establishing certain terms of a series of Securities to be known as the Company’s “5.60% Senior Notes due 2013” and adding certain provisions thereof for the benefit of the Holders of such notes;

WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel and a duly authorized and executed Company Order dated December 9, 2003 authorizing the execution of this Second Supplemental Indenture and the issuance of the “5.60% Senior Notes due 2013”; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid supplement to the Original Indenture and the First Supplemental Indenture have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTUREfor and in consideration of the premises and the purchase of the Notes (as defined below) to be issued hereunder by Holders thereof, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE I

DEFINITIONS

The Original Indenture and together with the First Supplemental Indenture and the Second Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.”  All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.

For all purposes of this Second Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or the context otherwise requires and in addition to the definitions set forth in Section 101 of the Original Indenture, the following terms shall have the meanings assigned to them in this Article I:

Section 1.1                                   Defined Terms

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Adjusted Treasury Rate” means the arithmetic mean of the yields under the heading “Week Ending” published in the Statistical Release most recently published prior to the date of determination under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the Comparable Treasury Issue, plus 20 basis points%.  If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

“ApplicableProcedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Cedel” means Clearstream Banking, société anonyme.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any redemption date for the Notes (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Assets” means the aggregate of all assets of the Company (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP appearing on the most recent available consolidated balance sheet of the Company at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of the Company appearing on the most recent available consolidated balance sheet of the Company, all in accordance with GAAP.  In no event shall Consolidated Current Liabilities include any obligation of the Company or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Subsidiary for a term in excess of 12 months from the date of determination.

“Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 305(B) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 303, 305(B)(b)(iv), 305(B)(d)(ii) or 305(B)(f) hereof.

“Global Note Legend” means the legend set forth in Section 305(B)(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means (i) each Subsidiary Guarantor; and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions hereof; and their respective successors and assigns.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we have appointed.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” has the meaning set forth in the Registration Rights Agreement.

“Issue Date” means the date on which the initial $200.0 million aggregate principal amount of the Notes were originally issued under this Second Supplemental Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Liquidated Damages” means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s payment obligations under this Indenture and on any guaranteed Securities, executed pursuant to the provisions of this Indenture.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person.

“Participant” means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

“premium” means any premium and any Liquidated Damages.

“Private Placement Legend” means the legend set forth in Section 305(B)(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Reference Treasury Dealer” means each of Banc of America Securities LLC and its successors and any three of Goldman, Sachs & Co. plus two other primary U.S. Government securities dealers in The City of New York appointed by the Trustee after consultation with the Company and their respective successors (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute in its place another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 9, 2003, by and among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Global Note Legend and Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day restricted period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Statistical Release” means the statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

ARTICLE II

TERMS OF THE NOTES

Section 2.1                                   Terms of Global Notes.

In accordance with Section 301 of the Original Indenture and Sections 3.2 and 3.13 of this Second Supplemental Indenture, the following terms relating to the Notes are hereby established:

1.                                       Title of the Securities.  The title of the securities shall be the “5.60% Senior Notes due 2013” (the “Initial Notes”) and the title of the securities issued in exchange for such securities pursuant to the Exchange Offer and Section 305(B)(f) hereof shall be the “5.60% Senior Notes due 2013” (the “Exchange Notes”).  The term “Note” or “Notes” shall mean the Initial Notes and the Exchange Notes.

2.                                       Aggregate Principal Amount.  The initial aggregate principal amount of the Initial Notes which may be authenticated and delivered under this Second Supplemental Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $200,000,000, but the aggregate amount of Exchange Notes that may be authenticated and delivered in compliance with the Indenture evidenced hereby shall be unlimited.  The Company may, from time to time, without the consent of the Holders of Notes, issue additional notes having identical terms (including CUSIP and other relevant identifying characteristics) as the Notes, so long as, on the date of issuance of such additional notes: (i) no Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such additional notes; (ii) such additional notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes; and (iii) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such additional notes are authorized and permitted by the Indenture and all conditions precedent to the issuance of such additional notes have been compiled with by the Company and the Guarantors.  All such additional notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

3.                                       Person to Whom Interest Shall Be Payable.  Interest on the Notes shall be payable to the Holders of the Notes at the close of business on the Regular Record Date for such interest; and the Regular Record Date for any interest payable on any Interest Payment Date is the next preceding June 1, or December 1, respectively (whether or not a Business Day).

4.                                       Maturity Date.  The entire outstanding principal amount of the Notes shall be payable in a single installment on December 15, 2013 (the “Maturity Date”).

5.                                       Interest.  The Notes shall bear interest at 5.60% per annum from December 9, 2003, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, payable semiannually on June 15 and December 15 of each year (for purposes of the Notes, each an “Interest Payment Date”), commencing June 15, 2004.  Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal of and interest on the Notes will be made on the next succeeding Business Day as if made on the date that such payment was due and no interest will accrue on that payment for the period from and after the Interest Payment Date or the Maturity Date, as applicable, to the date of payment on the next succeeding Business Day.

6.                                       Place of Payment.  The Trustee, at its Corporate Trust Office, is hereby initially designated as the Place of Payment and initially appointed as the Security Registrar and Paying Agent for the Notes, and as agent for the Company to receive all presentations, surrenders, notices and demands in respect of the Notes.

7.                                       Optional Redemption.  The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on not less than 30 days’ and not more than 60 days’ prior notice at a Redemption Price equal to the greater of (1) 100% of the principal amount of such Notes or (2) the sum of the present values of the remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, in each case, together with accrued and unpaid interest thereon to the Redemption Date.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  The Independent Investment Banker shall determine the Adjusted Treasury Rate on the third Business Day preceding the Redemption Date.  Unless the Company defaults in the payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Notes or the portions thereof called for redemption.

8.                                       No Sinking Fund.  The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or at the option of a Holder thereof.

9.                                       Global Notes.  The Global Notes representing the Notes shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of Participants, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.  The Depositary for the Notes shall initially be The Depository Trust Company, a New York corporation.

10.                                 Sections 1302 and 1303 of the Original Indenture shall apply to the Notes, in accordance with the provisions, terms and conditions set forth in Article Thirteen thereof.

11.                                 Article Fourteen of the Indenture shall apply to the Notes, in accordance with the provisions, terms and conditions set forth in Section 3.13 hereof.

ARTICLE III

AMENDMENTS TO THE ORIGINAL INDENTURE

Section 3.1                                   Form of Global Notes.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), Sections 201 through 205 of the Original Indenture are hereby amended by deleting those sections in their entirety and by replacing them with the following:

“Section 201.  Form.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Notes shall be in denominations of $1,000 and integral multiples thereof.  The Trustee shall authenticate Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes on written order of the Company in accordance with the Indenture as amended by this Second Supplemental Indenture.  The written order of the Company shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and such other information as the Trustee may reasonably request or as is required by the Indenture.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 305(B) hereof.

(c)                                  Euroclear and Cedel Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Cedel (and any successor provisions) shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel.”

Section 3.2                                   Applicability of Guarantees.

With respect to any series of Securities that may be issued under the Original Indenture after the date of this Second Supplemental Indenture, Section 301 of the Original Indenture is hereby amended by deleting “and” from the end of clause (16), renumbering clause (17) as “(18)” and adding the following clause (17) immediately prior thereto:

“(17)                      the application, if any, of Article 14 to the Securities of any series; and”

Section 3.3                                   Legend.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), the last line of the fifth paragraph of Section 303 of the Indenture is hereby amended by deleting “Section 204” and replacing it with “Section 305(B)(g)(ii).”

Section 3.4                                   Registration, Registration of Transfer and Exchange.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), Section 305 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“Section 305.  Registration, Registration of Transfer and Exchange.

(A)                              Security Registrar and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Security Register” or “Security Registrar”) and an office or agency where Notes may be presented for payment.  The Security Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Security Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Security Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Paying Agent or Security Registrar not a party to the Indenture.  If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

(B)                                Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred or be continuing an Event of Default with respect to the Notes.  Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 305(B) or Section 304 or 306, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 305(B)(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 305(B)(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 305(B)(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 305(B)(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 305(B)(f) hereof, the requirements of this Section 305(B)(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 305(B)(h) hereof.

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 305(B)(b)(ii) above and the Security Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 305(B)(b)(ii) above and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Security Registrar receives the following:

(1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Security Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the

Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 305(B)(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(B)(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(B)(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Security Registrar receives the following:

(1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 305(B)(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 305(B)(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(B)(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(B)(c)(iii) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive

Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the appropriate Restricted Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Security Registrar receives the following:

(1)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 305(B)(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 305(B)(e), the Security Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(B)(e).

(i)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Security Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof,

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                              Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Security Registrar receives the following:

(1)  if the Holder of such Restricted Definitive Notes proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)                                 Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE SECURITY REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 305(B) (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                              Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305(B) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305(B)(a) OR 306 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PRECISION CASTPARTS CORP.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 309.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Security Registrar’s request.

(ii)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 1107 and 906 hereof).

(iii)                               All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)                              The Company shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v)                                 The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 303 of the Indenture.

(vi)                              All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 305(B) to effect a registration of transfer or exchange may be submitted by facsimile.

(vii)                           Prior to due presentment for the registration of a transfer of any Note, the Trustee and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and neither the Trustee nor the Company shall be affected by notice to the contrary.”

Section 3.5                                   Events of Default.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), clause 5(B) of Section 501 of the Original Indenture is hereby amended by deleting “10.0 million or more” and replacing it with “$50 million or more.”

Section 3.6                                   Collection of Indebtedness and Suits for Enforcement by Trustee.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), the first paragraph of Section 503 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“The Company covenants that if

(1) default is made in the payment of any interest on, or Liquidated Damages with respect to, any Security when such interest or Liquidated Damages become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.”

Section 3.7                                   Reports by the Company.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), Section 704 is hereby amended by adding the following sentence at the end of Section 704:

“So long as any Notes remain outstanding, the Company shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

Section 3.8                                   Company May Consolidate, Etc., Only on Certain Terms.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), Section 801 of the Indenture is hereby amended by deleting clause (1) in its entirety and replacing it with the following:

“either the Company shall be the continuing corporation, or the successor Person or purchaser shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities, the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and the obligations of the Company under the Registration Rights Agreement;”

Section 3.9                                   Supplemental Indentures Without Consent of Holders.

With respect to the Notes and with respect to any other series of Securities that may be issued under the Original Indenture after the date of this Second Supplemental Indenture, Section 901 of the Original Indenture is hereby amended by renumbering clause (10) as “(11)” and adding the following clause (10) immediately prior thereto:

“(10) to evidence and provide for the guarantee of the Securities of a series by Guarantors, as contemplated by Section 1403; or”

Section 3.10                            Payment of Principal, Premium and Interest.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), Section 1001 of the Indenture is hereby amended by adding the following sentence at the end of the paragraph:  “The Company shall pay all Liquidated Damages, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.”

Section 3.11                            Limitation on Liens.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), the first sentence of the first paragraph of Section 1008 of the Original Indenture is hereby amended by deleting “10% of Consolidated Net Tangible Assets” and replacing it with “12% of Consolidated Net Assets”.

Section 3.12                            Limitation on Sales and Leasebacks.

Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), the last line of clause (5) of Section 1009 of the Original Indenture is hereby amended by deleting “10% of Consolidated Net Tangible Assets” and replacing it with “12% of Consolidated Net Assets”.

Section 3.13                            Note Guarantees.

With respect to the Notes and with respect to any other series of Securities that may be issued under the Original Indenture after the date of this Second Supplemental Indenture, the Original Indenture is hereby amended by adding the following ARTICLE FOURTEEN:

“ARTICLE FOURTEEN

NOTE GUARANTEES

Section 1401                             Guarantee.

If pursuant to Section 301 provision is made for the guarantee of the Securities of a series by Guarantors, then the provisions of this Article Fourteen, with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities, shall be applicable to the Securities of such series.

Subject to this Article Fourteen each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security, to which this Article Fourteen is applicable, authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:  (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor other than the defeasance of the Securities pursuant to Section 1302 of the Indenture.  Subject to Section 507 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 1402                             Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 1403                             Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 1401, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Responsible Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event, subsequent to the execution of this Indenture, (a) the Company or any of its Restricted Subsidiaries creates or acquires any new Restricted Subsidiary that provides a Guarantee of any Debt of the Company or any of its Subsidiaries (including but not limited to certain Subsidiaries of SPS Technologies, Inc.) or (b) any direct or indirect Restricted Subsidiary of the Company that is not a Guarantor provides a Guarantee of any Debt of the Company or any Subsidiary, the Company shall cause such Restricted Subsidiary to execute supplemental indentures to this Indenture and Note Guarantees in accordance with this Article Fourteen, to the extent applicable (in the form of Exhibit D hereto providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary on the same basis as the Guarantors at the time of the execution of such supplemental indenture) and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created or provided such Guarantee.

Section 1404                             Guarantors May Consolidate, Etc., on Certain Terms.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person other than the Company or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Event of Default exists; and

(b) (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company, organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the

Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(ii) immediately after giving effect to such sale or other disposition, the Guarantor would not otherwise be required to provide a Note Guarantee pursuant to Section 1010(vi) of the Indenture and such sale or disposition otherwise complies with Article 8 of the Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 8 and 10 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 1405                             Releases of Guarantors.

Any Guarantor will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale of all or substantially all of the assets of a Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company in compliance with this Article Fourteen, or (ii) if a Guarantor consolidates with or merges with or into another Person other than the Company or another Guarantor in compliance with this Article Fourteen, and such Guarantor is not the surviving Person, or (iii) if the Guarantor would not otherwise be required to provide a Note Guarantee pursuant to Section 1010(vi) of the Indenture, or (iv) upon legal defeasance of the Company’s and all Guarantors’ obligations under the Securities and the Note Guarantees pursuant to Section 1302 or upon satisfaction and discharge of the Indenture pursuant to Section 401 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and that the conditions of a release of a Guarantor under this Section 1405 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article Fourteen.”

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1                                   Effectiveness.

This Second Supplemental Indenture will become operative and binding upon each of the Company, the Subsidiary Guarantors, the Trustee and the holders of the Notes as of the day and year first above written.

Section 4.2                                   Governing Law.

This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.3                                   Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of the Original Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.

Section 4.4                                   Trustee Disclaimer.

The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 4.5                                   Counterparts and Method of Execution.

This Second Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 4.6                                   Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.7                                   Successors and Assigns.

All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 4.8                                   Separability Clause.

In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.9                                   Benefits of the Second Supplemental Indenture.

Nothing in this Second Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 4.10                            Effect of Second Supplemental Indenture.

(a)                                  This Second Supplemental Indenture is a supplemental indenture within the meaning of Section 901 of the Original Indenture, and the Original Indenture shall be read together with the First Supplemental Indenture and this Second Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture were contained in the same instrument.  Notwithstanding the foregoing, to the extent that any provision of the Original Indenture shall conflict with any provision of this Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall be deemed controlling and the conflicting provision of the Original Indenture shall be null and void to the extent of such conflict.

(b)                                 In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Second Supplemental Indenture.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

PRECISION CASTPARTS CORP.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

SUBSIDIARY GUARANTORS:

PCC Structurals, Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

PCC Airfoils, LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Wyman-Gordon Company

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Wyman-Gordon Forgings (Cleveland), Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Wyman-Gordon Investment Castings, Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Precision Founders Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Wyman-Gordon Forgings LP

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Star Acquisition, LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Carmet Investors, Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

WGF I LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

WGF II LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

WG Forgings 3 LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

WG Forgings 2 LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

WG Washington Street LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

International Extruded Products, LLC

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

J&L Fiber Services, Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

PCC Specialty Products, Inc.

By:	/s/ Geoffrey A. Hawkes
	Name:	Geoffrey A. Hawkes
	Title:	Treasurer

Advanced Forming Technology, Inc.

		By:	/s/ Geoffrey A. Hawkes
			Name:	Geoffrey A. Hawkes
			Title:	Treasurer

PCC Composites, Inc.

		By:	/s/ Geoffrey A. Hawkes
			Name:	Geoffrey A. Hawkes
			Title:	Treasurer

Carmet Company

		By:	/s/ Geoffrey A. Hawkes
			Name:	Geoffrey A. Hawkes
			Title:	Treasurer

(Corporate Seal)

Attest:	/s/ Roger A. Cooke
Name:	Roger A. Cooke
Title:	Secretary

J.P. MORGAN TRUST COMPANY, N.A.

		By	/s/ J. Morand
		Name:		J. Morand
		Title:		Vice President

STATE OF OREGON	)
) ss.:
COUNTY OF MULTNOMAH	)

On the 4th day of December, 2003, before me personally came Geoffrey A. Hawkes, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Precision Castparts Corp., one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the Board of Directors of said corporation.

/s/ Christopher S. Johnson
Notary Public

Official Seal
Name: Christopher S. Johnson
NOTARY PUBLIC-OREGON
COMMISSION	335458
MY COMMISSION EXPIRES	3/6/06

STATE OF OREGON	)
) ss.:
COUNTY OF MULTNOMAH	)

On the 4th day of December, 2003, before me personally came Geoffrey A. Hawkes, to me known, who, being by me duly sworn, did depose and say that he is Assistant Secretary of Precision Castparts Corp., one of the corporations described in and which executed the foregoing instrument; and that she signed her name thereto by like authority of the Board of Directors of said corporation.

/s/ Christopher S. Johnson
Notary Public

Official Seal
Name: Christopher S. Johnson
NOTARY PUBLIC-OREGON
COMMISSION	335458
MY COMMISSION EXPIRES	3/6/06

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

On the 9th day of December, 2003, before me personally came J. Morand, to me known, who, being by me duly sworn, did depose and say that said person is Vice President of J.P. Morgan Trust Company, National Association, one of the corporations described herein and which executed the foregoing instrument; that said person knows the seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Darlene R. Coulson

Notary Public, State of Illinois

Official Seal
Name:
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES

SCHEDULE A

Subsidiary Guarantors

Guarantor	Jurisdiction of Incorporation or Organization

PCC Structurals, Inc.	Oregon
PCC Airfoils LLC	Ohio
Wyman-Gordon Company	Massachusetts
Wyman-Gordon Forgings (Cleveland), Inc.	Ohio
Wyman-Gordon Investment Castings, Inc.	Delaware
Precision Founders Inc.	California
Wyman-Gordon Forgings LP	Delaware
Star Acquisition, LLC	Pennsylvania
Carmet Company	South Carolina
Carmet Investors, Inc.	Georgia
WGF I LLC	Delaware
WGF II LLC	Delaware
WG Forgings 3 LLC	Delaware
WG Forgings 2 LLC	Delaware
WG Washington Street LLC	Delaware
International Extruded Products, LLC	New York
J&L Fiber Services, Inc.	Wisconsin
PCC Specialty Products, Inc.	Delaware
Advanced Forming Technology, Inc.	Colorado
PCC Composites, Inc.	Pennsylvania

EXHIBIT A

[Face of Note]

CUSIP/CINS

5.60% Senior Notes due 2013

No.	$

PRECISION CASTPARTS CORP.

promises to pay to

or registered assigns,

the principal sum of .

Dollars on December 15, 2013

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated: December 9, 2003	PRECISION CASTPARTS CORP.
By:
Name: William D. Larsson
Title: Senior Vice President and Chief Financial Officer

Attest:

By:	(SEAL)
Name: Roger A. Cooke
Title: Secretary

Dated: December 9, 2003

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

5.60% Senior Notes due 2013

 [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Precision Castparts Corp., a corporation duly organized and existing under the laws of Oregon (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                       or registered assigns, the principal sum of                          Dollars on December 15, 2013 and to pay interest thereon from December 9, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 2004, at the rate of 5.60% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 5.60% per annum on any overdue principal and premium and on any overdue installment of interest and shall pay Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below.  The interest and Liquidated Damages so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest and Liquidated Damages not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 17, 1997, as amended by indentures supplemental thereto (the “Indenture”, which term as used herein includes the second supplemental indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company’s 5.60% Senior Notes due 2013) among the Company, the Guarantors and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A., which was the successor in interest to The First National Bank of Chicago), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, the initial principal amount of which is $200,000,000, but the aggregate amount of which is unlimited.

Each Guarantor has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture.

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 9, 2003, among the Company, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Precision Castparts Corp.
4650 S.W. Macadam Avenue, Suite 440
Portland, Oregon 97239-4262

[Registrar address block]

Re:  5.60% Senior Notes due 2013

Reference is hereby made to the Indenture, dated as of December 17, 1997, as amended by indentures supplemental thereto (the “Indenture”, which term as used herein includes the second supplemental indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company’s 5.60% Senior Notes due 2013), among Precision Castparts Corp., as issuer (the “Company”), the Guarantors and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A., which was the successor in interest to The First National Bank of Chicago), as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                          in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐                     Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐                     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐                     Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act

B-2

and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐                     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐                                    Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                       ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                      ), or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                       ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                 ), or

(iii)                             ☐                                    Unrestricted Global Note (CUSIP                ), or

(b)                                 ☐                                    a Restricted Definitive Note, or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Precision Castparts Corp.
4650 S.W. Macadam Avenue, Suite 440
Portland, Oregon 97239-4262

[Registrar address block]

Re:  5.60% Senior Notes due 2013

(CUSIP                                       )

Reference is hereby made to the Indenture, dated as of December 17, 1997, as amended by indentures supplemental thereto (the “Indenture”, which term as used herein includes the second supplemental indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company’s 5.60% Senior Notes due 2013) among Precision Castparts Corp., as issuer (the “Company”), the Guarantors and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A., which was the successor in interest to The First National Bank of Chicago), as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                                    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                            in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner

hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                          , among                                                      (the “Guaranteeing Subsidiary”), a subsidiary of Precision Castparts Corp. (or its permitted successor), an Oregon corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was successor in interest to The First National Bank of Chicago), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 17, 1997, as amended by indentures supplemental thereto (the “Indenture”; which term as used herein includes the Second Supplemental Indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company’s 5.60% Senior Notes due 2013 (the “Notes”));

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Company under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                  Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)                                     the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein or therein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  This Note Guarantee is a guarantee of payment and not of collection.

(b)                                 The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor other than the defeasance of the Securities pursuant to Section 1302 of the Indenture.

(c)                                  Subject to Section 507 of the Indenture, the following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)                                 The Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                    The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                 As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.  The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(h)                                 That, pursuant to Section 1402 of the Indenture, it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy or fraudulent conveyance laws to the extent applicable to its Note Guarantee, and to effectuate the foregoing intention, agrees hereby irrevocably that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will (after giving effect to such maximum amount and any other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Fourteen of the Indenture) result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance.

3.                                       Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                       Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.  A Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person other than the Company or another Guarantor, unless:

(a)                                  immediately after giving effect to such transaction, no Event of Default exists; and

(b)                                 (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary) is a corporation or limited liability company, organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guaranteeing Subsidiary under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(ii)                                  immediately after giving effect to such sale or other disposition, the Guaranteeing Subsidiary would not otherwise be required to provide a Note Guarantee pursuant to Section 1010(vi) of the Indenture and such sale or disposition otherwise complies with Article 8 of the Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for a Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 8 and 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guaranteeing Subsidiary with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

5.                                       Releases.

(a)                                  Any Guaranteeing Subsidiary will be released and relieved of any obligations under its Note Guarantee:  (i) in connection with any sale of all or substantially all of the assets of such Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company in compliance with Article Fourteen of the Indenture; or (ii) if such Guaranteeing Subsidiary consolidates with or merges with or into another Person other than the Company or another Guarantor in compliance with Article Fourteen of the Indenture, and such Guaranteeing Subsidiary is not the surviving Person, or (iii) if such Guaranteeing Subsidiary would not otherwise be required to provide a Note Guarantee pursuant to Section 1010(vi) of the Indenture, or (iv) upon legal defeasance of the Company’s and all Guarantors’ obligations pursuant to Section 1302 of the Indenture or upon satisfaction and discharge of the Indenture pursuant to Section 401 of the Indenture.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and that the conditions to the release of a Guaranteeing Subsidiary under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guaranteeing Subsidiary from its obligations under its Note Guarantee.

(b)                                 Any Guaranteeing Subsidiary not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of such Guaranteeing Subsidiary under the Indenture as provided in Article Fourteen of the Indenture.

6.                                       No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, member, stockholder or agent of a Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

7.                                       NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8.                                       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                                 Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

*  *  *  *  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	,

Guaranteeing Subsidiary

By:
Name:
Title:

PRECISION CASTPARTS CORP.

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:

Title:

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Second Supplemental Indenture and subject to the provisions in the Indenture dated as of December 17, 1997, as amended by indentures supplemental thereto (the “Indenture”, which term as used herein includes the second supplemental indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company’s 5.60% Senior Notes due 2013) among Precision Castparts Corp., the other Guarantors (as defined in the Indenture) and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A., which was the successor in interest to the First National Bank of Chicago), as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided therein), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

E-1

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR]

By:
Name:
Title:

E-2